Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-262288) of Biotricity Inc. and its subsidiary of our report dated July 15, 2025 relating to the audited consolidated financial statements of Biotricity Inc., which appear in this Form 10-K.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS
Richmond Hill, Ontario, Canada	Authorized to practice public accounting by the
July 15, 2025	Chartered Professional Accountants of Ontario